Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Amended Executive Employment Agreement (the “Agreement”) is made as of August 15, 2015, between Indoor Harvest, Corp., (the "Company") and John Choo (the "Executive").

1.	Terms of Employment

(a)	Position. Company hereby employs the Executive as President, and the Executive accepts such employment with Company subject to the terms and conditions of this Agreement.

(b)	Duties. Executive shall have such duties and responsibilities as may be assigned by the Board of Directors not inconsistent with the position.

(c)	Dedication. Executive shall devote his full business time and best efforts to the business and affairs of the Company.

(d)	Performance. Executive shall faithfully and diligently perform Executive’s duties in conformity with the directions of the Company and serve the Company to the best of Executive’s abilities.

(e)	Permitted Activities. Executive may:

(i)	serve on industry, trade, civic or charitable boards or committees;
(ii)	engage in charitable activities and community affairs; and
(iii)	manage personal investments, as long as such activities do not materially interfere with the performance of Executive's duties and responsibilities.

2.	Compensation

(a)	Base Salary

(i)	Salary. Executive shall receive an annual base salary in the amount of $60,000 ("Base Salary").

(ii)
Equity. Executive, or an entity controlled by the executive such that the executive is deemed the sole beneficial owner under SEC Rule 13d-3, shall receive a total of 355,060 shares of restricted common  stock .

(iii)
Payment. The Base Salary shall be payable monthly. The Executive is a Citizen of Canada and conducts his business for the Company in Canada and has elected to manage his own taxes under this agreement and the Company will maintain a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.

(iv)	Adjustments. The Base Salary may be increased, or decreased, from time to time during the term of this Agreement in the sole discretion of the Board of Directors based on the Company's ability to pay.

(b)	Incentive Compensation. During the term of employment, the Executive shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Board of Directors.

3.	Expenses

(a)
Reimbursement. Company shall pay all reasonable travel, dining and other ordinary, necessary and reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement, subject to budget and/or other limitations or conditions imposed by the Board of Directors.

(b)
Substantiation. The Executive shall, as a condition of any such payment or reimbursement, submit verification, substantiation and documentation of the nature and amount of such expenses in accordance with the policies of Company from time to time.

4.	Vacation.

(a)
Entitlement. The Executive shall be entitled to two weeks (14 Days) of vacation leave each year during the term of this Agreement without any deduction in his compensation, and at such times within each year as the Executive may determine, taking into account Company's schedule and the Executive's duties relative thereto, such vacation leave which shall be forfeited at the end of each year if not fully utilized in that year.

(b)
Vacation Benefits upon Termination. Upon the termination or expiration of the Executive's employment by Company under this Agreement, the Executive shall not be entitled to compensation for any unutilized vacation leave.

5.	Representations and Warranties.

The Company and the Executive respectively represents and warrants to each other that each respectively is fully authorized and empowered to enter into the Agreement and that their entering into the Agreement and to each parties' knowledge the performance of their respective obligations under the Agreement will not violate any agreement between the Company or the Executive respectively and any other person, firm or organization or any law or governmental regulation.

6.	Confidential Information

(a)	Obligation. The Executive agrees to maintain the strict confidentiality of all Confidential Information during the term of this Agreement and thereafter.

(b)
Scope. For purposes of this Agreement, "Confidential Information" shall mean all information and materials of Company, and all information and materials received by Company from third parties (including but not limited to affiliates, subsidiaries, chapters, and members of Company), which are not generally publicly available and all other information and materials which are of a proprietary or confidential nature, even if they are not marked as such.

(c)	Survival. This provision shall survive the termination of this Agreement indefinitely.

7.	Intellectual Property

(a) Ownership. Executive agrees that all copyrights, trademarks, patents, and other intellectual property rights to works or marks arising in from or in connection with the Executive's employment by Company are "work made for hire" within the definition of Section 101 of the Copyright Act (17 U.S.C. 101) and shall remain the sole and exclusive property of Company.

(c)
Assignment of Interest. To the extent any work product is not deemed to be a work made for hire within the definition of the Copyright Act, Executive with effect from creation of any and all work product, hereby assigns, and agrees to assign, to Company all right, title and interest in and to such work product, including but not limited to copyright, all rights subsumed thereunder, and all other intellectual property rights, including all extensions and renewals thereof.

(d)
Moral Rights. Executive also agrees to waive any and all moral rights relating to the work product, including but not limited to, any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use, and subsequent modifications.

(e)
Assistance. Executive further agrees to provide all assistance reasonably requested by Company, both during and subsequent to the Term of this Agreement, in the establishment, preservation and enforcement of Company's rights in the work product.

(f)
Return of Property. Upon the termination of this Agreement, Executive agrees to deliver promptly to Company all printed, electronic, audio-visual, and other tangible manifestations of work product, including all originals and copies thereof.

8.	Non-Solicitation.

During the term of this Agreement and for 5 years after any termination of this Agreement, Executive will not, without the prior written consent of the Company, either directly or indirectly, on Executives' own behalf or in the service or on behalf of others, solicit or attempt to solicit, divert or hire away any person employed by the Company, or any customer of the Company.

9.	Non-Disparagement.

(a)
Executive Obligation. Executive will not at any time, during or after the Term, disparage, defame or denigrate the reputation, character, image, products or services of the Company, or of any of its Affiliates, or, any of its or its Affiliate s directors, officers, stockholders, members, employees or agents.

(b)	Company Obligation. The Company will not, except as may be required by law, issue any official press release or statement which is intended to disparage Executive.

10.	Acknowledgement.

Executive expressly acknowledges that the covenants of this Agreement are supported by good and adequate consideration, and that such covenants are reasonable and necessary in terms of duration, scope and geographic area to protect the legitimate business interests of Company.

11.	Term of Employment

(a)
Initial Term. The term of the Executive's employment under this Agreement shall commence on the Effective Date and continue until August 15, 2016 (the "Term"), unless his employment is sooner terminated by the Board of Directors.

(b)	Automatic Renewal. Commencing on August 15 and on each anniversary of that date thereafter, the Term shall be extended for an additional one year period, subject to non-renewal provisions herein.

(c)
Notice Not to Renew. Either party may give notice of the intention not to extend the Term in writing at least 90 days prior to each such anniversary date. Non-renewal may be without cause, and neither party shall have any claim against the other for non-renewal under this provision of the Agreement.

12.	Termination of Employment

(a)	Termination Upon Death. This Agreement shall terminate automatically upon the death of the Executive.

(b)	Automatic Termination Upon Disability. This Agreement shall terminate automatically upon Total Disability of the Executive.
Total Disability. Total Disability means the Executive is unable to perform the duties set forth in this Agreement for a period of twelve consecutive weeks, or 90 cumulative business days in any 12-month period, as a result of physical or mental illness or loss of legal capacity.

(c)	Termination Upon Retirement. The Executive may voluntarily terminate this Agreement at any time by reason of Retirement.

Retirement. Retirement is the cessation by Executive of all full-time employment of any kind.

(d)
Termination by the Company For Cause. The Company shall have the right to terminate Executive's employment under this Agreement at any time for Cause, which termination shall be effective immediately. Termination for "Cause" shall include termination for:

(i)	material breach of this Agreement by Executive;

(ii)	intentional nonperformance or misperformance of such duties, or refusal to abide by or comply with the reasonable directives of his superior officers, or the Corporation's policies and procedures;

(iii)	Executive's gross negligence in the performance of his material duties under this Agreement;

(iv)
Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Corporation, that in the reasonable judgment of the President and/or the Board of Directors materially and adversely affects the Corporation;

(v)	Executive's conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; or

(vi)
the commission of any act in direct or indirect competition with or materially detrimental to the best interests of Corporation that is in breach of Executive s fiduciary duties of care, loyalty and good faith to Corporation.

Cause will not, however, include any actions or circumstances constituting Cause under (i) or (ii) above if Executive cures such actions or circumstances within 30 days of receipt of written notice from Corporation setting forth the actions or circumstances constituting Cause. In the event Executive's employment under this Agreement is terminated for Cause, Executive shall thereafter have no right to receive compensation or other benefits under this Agreement.

(e)
Termination by the Company Without Cause. The Company may, upon a majority vote of the Board of Directors, terminate the Executive's employment under this Agreement without Cause at any time upon 90 days prior written notice to the Executive, and Executive shall have any right to a claim against the Company for termination under this provision of the Agreement.

(f)	Change in Control. For purposes of this Agreement, unless the Board determines otherwise, a Change of Control of the Company shall be deemed to have occurred at such time as:

(i)
any person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act)) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing more than 50% of the Company s outstanding voting securities or rights to acquire such securities except for any voting securities issued or purchased under any employee benefit plan of the Company or its subsidiaries; or

(ii)	any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or
(iii)	a plan of liquidation of the Company or an agreement for the sale or liquidation of the Company is approved and completed; or

(iv)	the Board determines in its sole discretion that a Change in Control has occurred, whether or not any event described above has occurred or is contemplated.

13.	Indemnification.

The Company shall indemnify the Executive, to the maximum extent permitted by applicable law and by its certificate of incorporation, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which he may be made a party by reason of being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company or any other corporation for which the Executive serves in good faith as an officer, director, or employee at the Company's request.

14.	General Provisions

(a)	Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements, representations and understandings of the parties, written or oral.

(b)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

(c)	Amendement. This Agreement may be amended only by written agreement of the parties.

(d)
Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered in person or mailed by first class, registered or certified mail, postage prepaid, to the address of the party specified in this Agreement or such other address as either party may specify in writing. Such notice shall be deemed to have been given upon receipt.

(e)	Assignment. This Agreement shall not be assigned by either party without the consent of the other party.

(f)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws rules.

(g)
No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

IN WITNESS WHEREOF, this Agreement has been duly executed this 15th day of August, 2015.

EXECUTIVE	THE COMPANY
/s/ John Choo	/s/ Chad Sykes, CEO
Signature	Signature
Date: 8/15/2015	Date: 8/15/2015